UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report

(Date of earliest event reported): January 23, 2014 (January 17, 2014)

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9005

Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation.

On January 17, 2014, HLSS Servicer Advance Receivables Trust (the “Issuer”) issued $800 million in asset-backed term notes. Below is a brief description of the maximum principal amount, interest rate and maturity of the notes by class:

Series/ S&P Rating	Amount ($millions)	Interest Rate (Fixed)	Spread Over Libor

One-Year Term Notes Series 2014-T1

AAA	$551.3	1.25%	0.95%

AA	25.5	1.55%	1.25%

A	12.0	1.80%	1.50%

BBB	11.2	2.30%	2.00%

Total	$600.0	1.29%	0.99%

Three-Year Term Notes Series 2014-T2

AAA	$182.1	2.23%	1.35%

AA	9.3	2.48%	1.60%

A	4.5	2.78%	1.90%

BBB	4.1	3.13%	2.25%

Total	$200.0	2.27%	1.39%

Total	$800.0	1.54%	1.09%

The Issuer’s notes are secured by servicing advance receivables and are being issued under the Issuer’s base indenture and the Series 2014-T1 and 2014-T2 indenture supplements, which are applicable to their respective notes only. See “Item 1. Business—Description of Servicing Advance Facility Agreements and the Advance Financing Facility” in our Annual Report on Form 10-K for the year ended December 31, 2012 for a more detailed description of the Issuer and the agreements governing the issuance of its notes.

The proceeds from this issuance of notes are being used to partially pay down previously-issued series of the Issuer’s variable funding notes.

Item 9.01.	Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d) Exhibits:

10.1	Sixth Amended and Restated Indenture

10.2	Series 2014-T1 Supplement

10.3	Series 2014-T2 Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

Date: January 23, 2014